Exhibit 32

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sonic Innovations, Inc. , a Delaware Corporation (the “Company”) on Form 10-Q, for the quarter ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Samuel L. Westover, President and Chief Executive Officer of the Company, and Michael M. Halloran, Vice President and Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ SAMUEL L. WESTOVER
Samuel L. Westover President and Chief Executive Officer November 9, 2007

/s/ MICHAEL M. HALLORAN
Michael M. Halloran Vice President and Chief Financial Officer November 9, 2007

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by § 906 has been provided to the Company and will be retained the Company and furnished to the Securities and Exchange Commission or its staff upon request.